WEIS MARKETS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As Amended and Restated Effective December 9, 2019

Table of Contents

ARTICLE 1.	PURPOSES	1
1.01	PURPOSES	1
1.02	ESTABLISHMENT OF PLAN	1
1.03	WEIS MARKETS, INC. DEFERRED COMPENSATION PLAN FOR PHARMACISTS	1
1.04	APPLICABILITY
ARTICLE 2.	DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENT	2
2.01	DEFINITIONS	2
2.02	GENDER AND NUMBER	4
ARTICLE 3.	ELIGIBILITY AND PARTICIPATION	5
3.01	ELIGIBILITY	5
3.02	PROCEDURES FOR PARTICIPATION	5
3.03	CESSATION OF ELIGIBILITY	5
ARTICLE 4.	DEFERRAL OF COMPENSATION
4.01	ELECTION TO DEFER COMPENSATION	6
4.02	AMOUNT OF COMPENSATION DEFERRAL	6
4.03	ELECTION OF FORM OF PAYMENT OF RETIREMENT DISTRIBUTION	6
4.04	CANCELLATION OF DEFERRAL ELECTION	6
4.05	GENERAL RULES APPLICABLE TO ELECTIONS	7
4.06	COMPENSATION DEFERRAL ACCOUNT	7
ARTICLE 5.	EMPLOYER CREDITS	8
5.01	PROFIT-SHARING CREDITS	8
5.02	EMPLOYER MATCHING CREDITS	8

1

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

5.03	EMPLOYER DISCRETIONARY CREDITS	9
5.04	VESTING OF EMPLOYER CREDITS	9
ARTICLE 6.	PARTICIPANT ACCOUNTS	10
6.01	PARTICIPANTS’ ACCOUNTS	10
6.02	INVESTMENT OF ACCOUNTS	10
ARTICLE 7.	DISTRIBUTION	11
7.01	DISTRIBUTION FROM COMPENSATION DEFERRAL ACCOUNT IN EVENT OF UNFORSEEABLE EMERGENCY	11
7.02	DISTRIBUTION FOLLOWING TERMINATION OF SERVICE	11
7.03	TOTAL DISABILITY OR DEATH	12
ARTICLE 8.	BENEFICIARY	13
8.01	BENEFICIARY DESIGNATION	13
8.02	PROPER BENEFICIARY	13
8.03	MINOR OR INCOMPETENT BENEFICIARY	13
ARTICLE 9.	FORFEITURE OF BENEFITS	14
9.01	TERMINATION FOR CAUSE – FORFEITURE OR DISCONTINUATION OF BENEFITS	14
9.02	DEFINITION OF CAUSE	14
9.03	DETERMINATION BY COMMITTEE	14
ARTICLE 10.	ADMINISTRATION OF THE PLAN 10.01 COMMITTEE	15
10.02	DELEGATION OF DUTIES	15
10.03	EXPENSES	15
10.04	INDEMNIFICATION OF COMMITTEE MEMBERS	15
10.05	LIABILITY	16
ARTICLE 11.	CLAIMS PROCEDURE	17

2

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

11.01	WRITTEN CLAIM	17
11.02	DENIED CLAIM	17
11.03	REVIEW PROCEDURE	17
11.04	COMMITTEE REVIEW	17

ARTICLE 12.	NATURE OF COMPANY’S OBLIGATION	18
12.01	UNFUNDED PLAN	18
12.02	RABBI TRUST	18
ARTICLE 13.	MISCELLANEOUS	19
13.01	ACCELERATION OR DELAY OF PAYMENTS PERMITTED UNDER CODE SECTION 409A	19
13.02	RIGHT TO WITHHOLD TAXES	19
13.03	NO GUARENTEE OF EMPLOYMENT	19
13.04	UNCLAIMED BENEFIT	19
13.05	SUSPENSION OF PAYMENTS	19
13.06	SEVERABILITY	20
13.07	NO OTHER AGREEMENTS OR UNDERSTANDINGS	20
13.08	WRITTEN NOTICE	20
13.09	CHANGE OF ADDRESS	20
13.10	AMENDMENT AND TERMINATION	20
13.11	NONTRANSFERABILITY	20
13.12	APPLICABLE LAW	21
13.13	TITLES	21
13.14	CODE SECTION 409A TRANSITION RULES	21

3

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

Article 1. PURPOSES
1.01	PURPOSES.

The purposes of the Weis Markets, Inc. Supplemental Executive Retirement Plan (“Plan”) are to provide select members of management and highly compensated employees with the opportunity to save for retirement on a tax-deferred basis and to provide additional retirement benefits because of the limitations imposed by the Internal Revenue Code on contributions to the Weis Markets, Inc. Retirement Savings Plan (the “401(k) Plan”).

The Plan is intended to be an unfunded deferred compensation arrangement for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act and is intended to comply with Section 409A of the Internal Revenue Code (“Code Section 409A”).

1.02	ESTABLISHMENT OF PLAN.

The Plan originally was established effective January 1, 1994. The Plan was amended and restated effective as of January 1, 2005 to comply with the requirements of Code Section 409A.

1.03	WEIS MARKETS, INC. DEFERRED COMPENSATION PLAN FOR PHARMACISTS.

The Weis Markets, Inc. Deferred Compensation Plan for Pharmacists (“Pharmacists’ Plan”) originally was established effective January 1, 2003. The Pharmacists’ Plan was amended and restated effective as of January 1, 2005 to comply with the requirements of Code Section 409A.

Effective as of November 30, 2018, the Pharmacists’ Plan was merged into this Plan

1.04	APPLICABILITY

This plan document sets forth the provisions of the Plan as amended and restated effective November 30, 2018 to include the merged Pharmacists’ Plan and as amended and restated December 9, 2019.

All issues arising with respect to participation and rights and benefits under the Plan or the Pharmacists’ Plan for any period prior to November 30, 2018 shall be determined by the terms and provisions of the Plan or the Pharmacists’ Plan as in effect prior to November 30, 2018, except as otherwise specifically provided in the Plan.

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

Article 2. DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENT
2.01	DEFINITIONS.

As used herein, the following words and phrases shall have the meanings specified below unless a different meaning is clearly required by the context:

Account means the deferred compensation account maintained for each Participant in accordance with Article 6 and which includes the following subaccounts:

(a)	Compensation Deferral Account means the portion of a Participant’s Account attributable to Compensation Deferrals, and the earnings thereon.
(b)	Employer Discretionary Account means the portion of a Participant’s Account attributable to Employer Discretionary Credits, and the earnings thereon.
(c)	Employer Matching Account means the portion of a Participant’s Account attributable to Employer Matching Credits, and the earnings thereon.
(d)	Employer Profit-Sharing Account means the portion of a Participant’s Account attributable to Employer Profit-Sharing Credits, and the earnings thereon.
(e)	ESOP Account means the portion of a Participant’s Account attributable to ESOP Credits, if any, for Plan Years ending on or before December 31, 2006, and the earnings thereon.

Beneficiary means the person or persons or the estate of a Participant entitled to receive benefits under this Plan in the event of the Participant’s death as determined in accordance with Article 8 below.

Board of Directors means the Weis Markets, Inc. Board of Directors.

Code means the Internal Revenue Code, as amended from time to time.

Code Section 409A means Section 409A of the Code and the regulations thereunder.

Committee means the Weis Markets, Inc. Retirement Committee.

Company means Weis Markets, Inc. its successors, and any organization into which or with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred.

Compensation means “compensation” as defined in the 401(k) Plan for purposes of contributions and allocations under that plan but without regard to the statutory annual limitation on compensation imposed by Code Section 401(a)(17).

Compensation Deferrals means the portion of a Participant’s Compensation that has been deferred pursuant to the Plan.

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

Eligible Employee means any employee who is actively employed by a Participating Employer and who is determined by the Committee to be a member of a select group of management of the Company or a highly compensated employee (within the meaning of Code Section 414(q)).

401(k) Plan means the Weis Markets, Inc. Retirement Savings Plan, as it may be amended from time to time, and any successor plan.

Participant means an Eligible Employee who is participating in the Plan.

Participating Employer means Weis Markets, Inc., and any of its participating subsidiaries or affiliated companies authorized by the Board of Directors or the Committee to participate in this Plan.

Pharmacists’ Plan means Weis Markets, Inc. Deferred Compensation Plan for Pharmacists as in effect prior to November 30, 2018.

Plan means the Weis Markets, Inc. Supplemental Executive Retirement Plan described in this instrument, as it may be amended from time to time.

Retirement Age means the earlier of either

(a)	“Normal Retirement Age” - age 65; or
(f)	Effective on or after January 1, 2008, “Early Retirement Age” - age 60 and completion of at least 5 years of service.

Termination of Service or similar expression means the termination of the Participant’s employment from the Weis Markets Controlled Group within the meaning of Code Section 409A and the regulations thereunder.

Total Disability or Totally Disabled.  A Participant will be considered to be Total Disabled if he or she meets one of the following requirements:

(a)

The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(g)

The Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of a Participating Employer.

(h)	The Participant is determined to be totally disabled by the Social Security Administration.

Weis Markets Controlled Group means the Participating Employers and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

includes a Participating Employer and any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with a Participating Employer.

2.02	GENDER AND NUMBER.

Wherever the context so requires, masculine pronouns include the feminine, and vice versa, and singular words shall be construed as though they were also used in the plural.

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

Article 3. ELIGIBILITY AND PARTICIPATION
3.01	ELIGIBILITY.

Any employee who is an Eligible Employee shall be eligible to participate in the Plan commencing as of the calendar year immediately following the year in which he or she is first determined to be an Eligible Employee, provided that the Committee may, in its sole discretion, provide for an earlier participation commencement date consistent with the requirements of Code Section 409A and as expressed in this document as amended and restated effective December 9, 2019.

3.02	PROCEDURES FOR PARTICIPATION.

An Eligible Employee shall become a Participant in the Plan by complying with such terms and conditions as the Board of Directors and/or the Committee may establish from time to time for participation in the Plan. The terms and conditions for participation in the Plan may include, but not limited to, such non-competition or other restrictive covenant provisions or agreements as Board of Directors and/or the Committee may deem necessary or appropriate. The terms and conditions for participation applicable to a particular Eligible Employee are not required to be applicable on a uniform basis to other Eligible Employees.

3.03	CESSATION OF ELIGIBILITY.

An employee shall be a Participant eligible to have compensation deferred under this Plan only while (a) he or she is actively employed by a Participating Employer and (b) is an Eligible Employee.

If an employee subsequently ceases to be an Eligible Employee after becoming a Participant, he or she shall cease active participation in the Plan on the last day of the Plan Year and the terms of this Plan shall continue to govern the Participant’s Account until the Account balance is paid in full.

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

Article 4. DEFERRAL OF COMPENSATION
4.01	ELECTION TO DEFER COMPENSATION.

A Participant may elect to defer receipt of Compensation as follows:

(a)

General Rule. Except as otherwise provided in this Section, an election to defer receipt of Compensation for services to be performed during a calendar year must be made no later than the December 31 preceding the calendar year during which the Participant will perform services.

(b)

First Year of Eligibility. In the case of the first year in which an Eligible Employee becomes eligible to participate in the Plan, an initial deferral election must be made not later than thirty (30) days after the date the employee becomes eligible to participate in the Plan. Such election shall apply only with respect to compensation paid for services to be performed subsequent to the election.  Further, this provision will only be applicable in the event that the Committee has allowed the early participation of such Eligible Employee, consistent with Section 3.01 as amended effective December 9, 2019.

This paragraph will not apply to an Eligible Employee who is a participant in any other account balance deferred compensation plans maintained by any member of the Weis Markets Controlled Group which is required to be aggregated with this Plan under Code Section 409A.

4.02	AMOUNT OF COMPENSATION DEFERRAL.

A Participant may elect to defer receipt of up to 50% of his or her Compensation for a calendar year.

4.03	ELECTION OF FORM OF PAYMENT OF RETIREMENT DISTRIBUTION.
(a)

A Participant may elect to have the amounts credited to his or her Account for a particular Plan Year, and any earnings thereon, distributed following his or her Termination of Service at or after Retirement Age in one of the following methods: a lump sum, installments over a period of five (5) years, or installments over a period of ten (10) years. Notwithstanding the foregoing, such election shall be subject to the special Code Section 409A transition rules set forth in Section 13.14 below.

(b)	Such election shall be made each year at the same time the Participant makes the deferral election in accordance with Section 4.01 for that Plan Year.
(c)

If the Participant does not make a distribution election with respect to a particular Plan Year, then he or she will be deemed to have elected to receive amounts credited to his or her Account for that year in a single lump sum payment.

4.04	CANCELLATION OF DEFERRAL ELECTION.

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

(a)	The Committee may permit a Participant to cancel a deferral election during a calendar year if it determines either of the following circumstances has occurred:
(i)

The Participant has an “unforeseeable emergency” as defined in Section 7.01 below or a hardship distribution (pursuant to Treasury Regulation §1.401(k)-1(d)(3)) from a 401(k) plan sponsored by a Participating Employer. If approved by the Committee, such cancellation shall take effect as of the first payroll period next following approval by the Committee.

(ii)

The Participant incurs a disability. If approved by the Committee, such cancellation shall take effect no later than the end of the calendar year or the 15th day of the third month following the date Participant incurs a disability. Solely for purposes of this clause (ii), a disability refers to any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months.

(b)

If a Participant cancels a deferral election during a calendar year, he or she will not be permitted to make a new deferral election with respect to Compensation relating to services performed during the same calendar year.

4.05	GENERAL RULES APPLICABLE TO ELECTIONS.

Elections under this Article 4 shall be made in the form, manner, and in accordance with the notice requirements, prescribed by the Committee. Except as otherwise provided in this Plan, the elections made by a Participant with respect to Compensation Deferrals for a calendar year shall become irrevocable as of the last date on which such election can be made for the calendar year pursuant to this Article 4.

4.06	COMPENSATION DEFERRAL ACCOUNT.
(a)

The amount of Compensation deferred by a Participant shall be credited to the Participant’s Compensation Deferral Account as soon as possible following the date such Compensation would, but for the Participant’s deferral election, be payable to the Participant.

(b)	The Compensation Deferrals, and the earnings thereon, credited to the Participant’s Compensation Deferral Account shall be immediately 100% vested and nonforfeitable at all times.

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

Article 5. ARTICLE 5. EMPLOYER CREDITS
5.01	PROFIT-SHARING CREDITS.
(a)

Each year, the Company shall credit each eligible Participant who meets the requirements described in paragraph (b) below with the amount, if any, of the employer profit sharing contribution that would have been allocated to the Participant under the 401(k) Plan for that Plan year if

(i)	the Participant had not been classified as a “highly compensated employee” for purposes of the 401(k) Plan, and
(ii)	the Internal Revenue Code provisions limiting the allocation of employer profit sharing contributions under the 401(k) Plan did not apply.
(b)	A Participant shall not be eligible to have Employer Profit-Sharing Credits credited to his or her Account for a Plan Year unless
(i)	the Participant has completed at least 1,000 hours of service during the Plan Year (as determined under the 401(k) Plan), and
(ii)

the Participant is continuously employed by a Participating Employer as an active employee during the entire Plan Year (or if shorter, during the portion of the Plan Year commencing as of the date he or she was first designated as eligible to participate in the Plan).

5.02	EMPLOYER MATCHING CREDITS.
(a)	Each Plan Year, the Company shall credit each eligible Participant who meets the requirements described in paragraph (b) below with an amount equal to the excess of —
(i)

the maximum amount of employer matching contributions that would have been allocated to the Participant under the 401(k) Plan if the Participant had not been classified as a highly compensated employee for purposes of the 401(k) Plan as determined based on the total of the Participant’s elective deferrals under the 401(k) Plan and Compensation Deferrals under this Plan;

OVER

(ii)	the actual amount of employer matching contributions allocated to the Participant under the 401(k) Plan for the Plan Year.
(b)	A Participant shall not be eligible to have Employer Matching Credits credited to his or her Account for a Plan Year unless
(i)	the Participant has met the age and service requirements for participation in the 401(k) Plan;

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

(ii)	the Participant has contributed the maximum amount of compensation deferral contributions to the 401(k) Plan permitted for the plan year; and
(iii)

the Participant is continuously employed by a Participating Employer as an active employee (A) during the entire Plan Year (or if shorter, during the portion of the Plan Year commencing as of the date he or she was first designated as eligible to participate in the Plan) or (B) during the Plan Year until his or her death, Total Disability, or Retirement Age.

5.03	EMPLOYER DISCRETIONARY CREDITS.

The Board of Directors, in its sole discretion, may at any time approve the crediting of additional amounts to the Account(s) of one or more Participants.

5.04	VESTING OF EMPLOYER CREDITS.
(a)

Vesting of Employer Profit-Sharing Account, Employer Matching Account, and ESOP Account. Except as provided in paragraph (c) and subject to Article 9, the amounts credited to a Participant’s Employer Profit-Sharing Account, Employer Matching Account and ESOP Account shall become vested to the extent his or her profit sharing contribution account under the 401(k) Plan is vested (or would have been vested if he or she had not been excluded from receiving profit sharing contributions under the 401(k) Plan).

(b)

Vesting in Employer Discretionary Account. Except as provided in paragraph (c) and subject to Article 9, the amounts credited to a Participant’s Employer Discretionary Account shall become vested in accordance with such vesting schedule and requirements as may be adopted by the Committee.

(c)	Vesting Upon Change of Control. All participants shall be vested fully in their Account values in the event of a Change of Control of the Company.

For purposes of this Section, “Change of Control” means

(i)

acquisition of the beneficial ownership of at least 51% of the voting securities of Weis Markets, Inc. by any individual or other person or group of persons who have agreed to act together for the purpose of acquiring, holding, voting or disposing of such securities; or

(ii)

any merger or consolidation of Weis Markets, Inc., or transfer of all or substantially all of its assets to a buyer, in which stockholders of Weis Markets, Inc. before such merger, consolidation or transfer do not own more than 51% of the outstanding voting power of the surviving entity following such transaction.

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

Article 6. PARTICIPANT ACCOUNTS
6.01	PARTICIPANTS’ ACCOUNTS.

The Company shall establish and maintain a separate memorandum account in the name of each Participant. Such account shall be credited or charged with (a) the Participant’s Compensation Deferrals, if any; (b) Employer Profit-Sharing Credits, if any; (c) Employer Matching Credits, if any; (d) Employer Discretionary Credits, if any; (e) ESOP Credits; (f) income, gains, losses, and expenses of investments deemed held in such account; and (g) distributions from such account.

6.02	INVESTMENT OF ACCOUNTS.
(a)

The amount credited to a Participant’s Account shall be deemed to be invested and reinvested in life insurance, annuities, mutual funds, stocks, bonds, securities, and any other assets or investment vehicles, as may be selected by the Committee in its sole discretion.

(b)

A Participant, by electing to participate in this Plan, agrees on behalf of himself or herself and his or her designated beneficiaries, to assume all risk in connection with any increase or decrease in value of the investments that are deemed to be held in his or her account. Each Participant further agrees that the Committee and the Participating Employers shall not in any way be held liable for any investment decisions or for the failure to make any investments by the Committee.

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

Article 7. DISTRIBUTION
7.01	DISTRIBUTION FROM COMPENSATION DEFERRAL ACCOUNT IN EVENT OF UNFORESEEABLE EMERGENCY.

The Committee, in its sole discretion, may permit a payment to be made to a Participant at any time from his or her Compensation Deferral Account prior to Termination of Service in the event of an “unforeseeable emergency”. Distributions because of an unforeseeable emergency shall not exceed the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

(a)

For purposes of this Section, an “unforeseeable emergency” is a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Code Section 152(a)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

(b)

The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(i)	through reimbursement or compensation by insurance or otherwise;
(ii)	by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or
(iii)	by cancellation of Compensation Deferrals under the Plan.
7.02	DISTRIBUTION FOLLOWING TERMINATION OF SERVICE.
(a)

Termination of Service Prior to Retirement Age. In the event that a Participant Terminates Service prior to attaining his or her Retirement Age for any reason other than death or becoming Totally Disabled, the vested balance credited to his or her Account will be distributed to the Participant in a single lump sum during the calendar year following the calendar year in which the Participant’s Termination of Service occurs.

Notwithstanding the foregoing, in no event shall payment to a Participant who is a “specified employee” within the meaning of Code Section 409A on the date of his or her Termination from Service commence earlier than the end of the six (6) month period following the date of such termination.

(b)

Termination of Service at or After Retirement Age. In the event that a Participant Terminates Service at or after attaining his or her Retirement Age for any reason other than death or becoming Totally Disabled, the vested balance credited to his or her Account will

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

be distributed to the Participant in the form or forms of payment elected by the Participant pursuant to Section 4.03, subject to the following rules:
(i)	Distribution in a single lump sum payment will be made during the calendar year following the calendar year in which the Participant’s Termination of Service occurs.

Notwithstanding the foregoing, in no event shall payment to a Participant who is a “specified employee” within the meaning of Code Section 409A on the date of his or her Termination from Service commence earlier than the end of the six (6) month period following the date of such termination.

(ii)

The first annual installment shall be based on the value of the Account as of the December 31 next following the event occasioning such distribution. The first annual installment will be made in the calendar year following the calendar year of Termination of Service.  Each subsequent annual installment shall be paid as soon as practicable after the annual anniversary of such initial valuation date, based on the value of the affected Account as determined at the applicable subsequent valuation date. Each annual installment shall be determined by dividing the value of the affected Account, determined in accordance with the foregoing, by the number of annual installments due and not yet distributed.

(iii)	Each annual installment payment shall be treated as a separate payment for purposes of Code Section 409A.
(iv)	Notwithstanding the foregoing, if the balance credited to the Participant’s Account as of the valuation date is less than $50,000, then distribution will be made in a single lump sum payment.
7.03	TOTAL DISABILITY OR DEATH

Notwithstanding anything in this Plan to the contrary —

(a)

Prior to Commencement of Payment. In the event a Participant becomes Totally Disabled or dies at any time prior to the commencement of payment under this Article 7, then the balance credited to the Account will be distributed in a single lump payment to the Participant or his or her designated beneficiary (as the case may be) as soon as administratively practicable following the date on which the Participant is determined to be Totally Disabled or submission of proof of death satisfactory to the Committee, as applicable.

(b)

After Payment Commences. In the event a Participant becomes Totally Disabled or dies at any time after the commencement of payment under this Article 7, then the balance credited to the Account will be distributed in a single lump payment to the Participant or his or her designated beneficiary (as the case may be) as soon as administratively

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

practicable following the date on which the Participant is determined to be Totally Disabled or submission of proof of death satisfactory to the Committee, as applicable.

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

Article 8. BENEFICIARY
8.01	BENEFICIARY DESIGNATION.

Each Participant shall designate a Beneficiary to receive benefits under the Plan in the event of his or her death by completing a Beneficiary designation form furnished by the Committee. A Participant may change his or her Beneficiary designation by submitting to the Committee another Beneficiary designation form. However, no change of Beneficiary shall be effective until acknowledged in writing by the Company.

8.02	PROPER BENEFICIARY.

If no designated Beneficiary survives the Participant, the value of the Participant’s Account shall be paid to the Participant’s surviving spouse, or if none, to the Participant’s issue per stirpes, or if none, to the Participant’s estate. If the Company has any doubt as to the proper Beneficiary to receive payments hereunder, the Company shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Company, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment.

8.03	MINOR OR INCOMPETENT BENEFICIARY.

In making any payments to or for the benefit of any minor or incompetent Beneficiary, the Committee, in its sole and absolute discretion, may cause distribution to be made to a legal or natural guardian or relative of a minor or incompetent. Or, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, relative or other person shall be a complete discharge to the Company with respect to the payment. Neither the Committee nor the Company shall have any responsibility to see to the proper application of any payment so made.

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

Article 9. FORFEITURE OF BENEFITS
9.01	TERMINATION FOR CAUSE — FORFEITURE OR DISCONTINUATION OF BENEFITS.

Notwithstanding anything in this Plan to the contrary, if the Committee, in its sole discretion, determines that the Participant’s employment with a Participating Employer has been terminated for Cause, then the Committee may cause the Participant’s entire interest in benefits attributable to his or her Employer Matching Account, Employer Profit-Sharing Account, ESOP Account and Employer Discretionary Account to be forfeited and discontinued, or may cause the Participant’s payments of benefits under the Plan to be limited or suspended for such other period the Committee finds advisable under the circumstances, and may take any other action and seek any other relief the Committee, in its sole discretion, deems appropriate.

9.02	DEFINITION OF CAUSE.

“Cause” means

(a)

a Participant’s (i) refusal or willful failure to perform his or her duties and responsibilities within a reasonable time after demand for proper performance is delivered or has not substantially performed his or her duties, (ii) dishonesty, misappropriation, or fraud with regards to the Company, a Participating Employer or any of their property or business, (iii) breach of fiduciary duty owed to the Company or a Participating Employer, (iv) willful misconduct or gross negligence with regard to the Company, a Participating Employer or any of their property, business or associates, including but not limited to carrying out his or her duties, (v) the refusal to follow the written direction of the Board for which the Participant is reporting to or a more senior officer; or

(b)

any other action or inaction which constitutes cause within the meaning of any agreement between the Participant and the Company, including but not limited to, an employment agreement, plan participation agreement or a restrictive covenant agreement.

Whether a Participant has been terminated for Cause shall be determined by the Committee.

Regardless of whether a Participant’s employment initially was considered to be terminated for any reason other than Cause, the Participant’s employment will be considered to have been terminated for Cause for purposes of this Plan if the Committee subsequently determines that the Participant engaged in an act constituting Cause.

9.03	DETERMINATION BY COMMITTEE.

The decision of the Committee shall be final. The omission or failure of the Committee to exercise this right at any time shall not be deemed a waiver of its right to exercise such right in the future. The exercise of discretion will not create a precedent in any future cases.

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

Article 10. ADMINISTRATION OF THE PLAN
10.01	COMMITTEE.

The Plan shall be administered by the Committee. The Committee shall have full authority and power to administer and construe the Plan, subject to applicable requirements of law. Without limiting the generality of the foregoing, the Committee shall have the following powers and duties:

(a)	To make and enforce such rules and regulations as it deems necessary or proper for the administration of the Plan;
(b)	To interpret the Plan and to decide all questions, including questions of fact, concerning the Plan;
(c)	To determine the eligibility of any person to participate in the Plan, and to determine the amount and the recipient of any payments to be made under the Plan;
(d)	To designate and value any investments deemed held in the Accounts;
(e)	To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan; and
(f)	To make all other determinations and to take all other steps necessary or advisable for the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion and shall be final, conclusive, and binding upon all parties.

10.02	DELEGATION OF DUTIES.

The Committee may delegate such of its duties and may engage such experts and other persons as it deems appropriate in connection with administering the Plan. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by the Committee, in good faith in reliance upon any opinions or reports furnished to it by any such experts or other persons.

10.03	EXPENSES.

All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan, including, without limitation, administrative expenses and compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Committee in connection with the administration of the Plan shall be paid by the Participating Employers, or at the discretion of the Committee, shall be charged against such assets as are deemed to be investments under the Plan pursuant to Article 6.

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

10.04	INDEMNIFICATION OF COMMITTEE MEMBERS.

The Participating Employers agree to indemnify and to defend to the fullest extent permitted by law any person serving as a member of the Committee, and each employee of a Participating Employer or any of their affiliated companies appointed by the Committee to carry out duties under this Plan, against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

10.05	LIABILITY.

To the extent permitted by law, neither the Committee nor any other person shall incur any liability for any acts or for any failure to act except for liability arising out of such person’s own willful misconduct or willful breach of the Plan.

Article 11. CLAIMS PROCEDURE

The following claims procedures shall apply with respect to the Plan:

11.01	FILING A WRITTEN CLAIM FOR BENEFITS.

If the Participant or Beneficiary or his or her authorized representative (the “Claimant”) believes that he or she is entitled to benefits under the Plan, the Claimant shall make a written request for benefits. This written claim shall be mailed or delivered to the Committee.

11.02	NOTIFICATION TO CLAIMANT OF DECISION.

 Within ninety (90) days after receipt of a claim for benefits (or within 180 days if special circumstances require an extension of time), the Committee shall provide a written notice to the Claimant notifying the Claimant of its decision with regard to the claim.  In the event of such special circumstances requiring an extension of time, there shall be furnished to the Claimant prior to expiration of the initial 90-day period written notice of the extension, which notice shall set forth the special circumstances necessitating such extension and the date by which the decision shall be made.  If such claim is wholly or partially denied, notice shall be written in a manner calculated to be understood by the Claimant, and shall set forth:

(a)	the specific reason(s) for the denial;
(b)	specific references to pertinent Plan provisions on which the denial is based;
(c)	a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

(d)	an explanation of the procedures for appealing the denial and the time limits applicable to such procedures.

Notwithstanding the foregoing, if the Participant is Disabled and the claim relates to the Disability, the Committee shall notify the Claimant of the decision within 30 days (which may be extended for an additional 30 days if required by special circumstances).

11.03	REVIEW PROCEDURE.

If the claim is denied and the Claimant desires a review of such denial, the Claimant shall notify the Committee in writing within sixty (60) days after receipt by the Claimant of the written notice of denial (a claim shall be deemed denied if the Committee does not take any action within the aforesaid ninety (90) day period, or 180 days if special circumstances require an extension of time),  or, if such notice shall not be given, within 60 days following the latest date on which such notice could have been timely given. In requesting a review of the claim denial, the Claimant may review the Plan document and other pertinent documents, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Committee.

11.04	COMMITTEE REVIEW.

The decision on appeal of a claim denied in whole or in part by the Committee shall be made in the following manner:

(a)

The decision on the review of the denied claim shall be rendered by the Committee within sixty (60) days (or within 120 days if special circumstances require an extension of time)  after the receipt of the request for review (if a hearing is not held) or within sixty (60) days after the hearing if one is held. In the event of such special circumstances requiring an extension of time, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.    Notwithstanding the foregoing, if the Participant is Disabled and the claim relates to the Disability, the Committee shall notify the claimant of the decision within 45 days (which may be extended for an additional 30 days if required by special circumstances).

(b)

With respect to an appeal that is denied in whole or in part, the decision shall set forth specific reasons for the decision, shall be written in a manner designed to be understood by the claimant, shall cite specific references to the pertinent Plan provisions on which the decision is based, shall describe any voluntary appeal procedures offered by the Plan, and shall include a statement of the Claimant’s right to bring an action under section 502(a) of ERISA.

(c)	The decision of the Committee shall be final and conclusive.

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

11.05CLAIMS RELATING TO DISABILITY

Notwithstanding anything in this Plan to the contrary, in the event of a claim relating to the determination of whether the Participant is Disabled, for purposes of any benefit under the Plan, the Committee shall administer the claims procedures in accordance with the special rules for disability benefits described in 29 C.F.R. § 2560.503-1.

11.06CIVIL ACTION

A Claimant shall have no right to bring any action at law or in equity regarding a claim for benefits unless and until he or she exhausts his or her rights under the claims and review procedures above in accordance with the time frames set forth in those procedures. No action at law or in equity shall be brought to recover benefits under the Plan later than two years from the date of the final adverse benefit determination of the Claimant’s appeal of the denial of his claim for benefits. Notwithstanding the foregoing, if the applicable, analogous Pennsylvania statute of limitations has run or will run before the aforementioned two-year period, the Pennsylvania statute of limitations is controlling. No action at law or in equity shall be brought in connection with the Plan except in Federal district court in the United States District Court for the Middle District of Pennsylvania.

Article 12. NATURE OF COMPANY’S OBLIGATION
12.01	UNFUNDED PLAN.

Nothing in this Plan shall be construed as giving any Participant, or his or her legal representative or designated beneficiary, any claim against any specific assets of the Company or any of its affiliated companies or as imposing any trustee relationship upon the Company or any of its affiliated companies in respect of the Participant. The Company shall not be required to segregate any assets in order to provide for the satisfaction of the obligations hereunder. Investments deemed held in the Accounts shall continue to be a part of the general funds of the Company, and no individual or entity other than the Company shall have any interest whatsoever in such funds. If and to the extent that the Participant or his or her legal representative or designated beneficiary acquires a right to receive any payment pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or any of its affiliated companies.

12.02	RABBI TRUST.

The Company in its sole discretion may establish a trust for the purpose of providing funds for the payment of the amounts credited to Participants under the Plan. Such trust shall be an irrevocable grantor trust containing provisions which are the same as, or are similar to, the provisions contained in the model “rabbi trust” set forth in Internal Revenue Service Revenue Procedure 92-64 (or any successor guidance issued by the IRS).

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

Article 13. MISCELLANEOUS
13.01	ACCELERATION OR DELAY OF PAYMENTS PERMITTED UNDER CODE SECTION 409A.
(a)

Acceleration of Payments. The Committee may, in its discretion, accelerate the payment of all or a portion of a Participant’s Account prior to the time specified in this Plan to the extent such acceleration is permitted by Treasury Regulation Section 1.409A-3(j)(4). Such permitted accelerations shall include payments to comply with domestic relations orders, payments to comply with conflicts of interest laws, payment of employment taxes, payment upon income inclusion under Code Section 409A, and/or such other circumstances as are permitted by the regulations.  In no event shall any member of the Committee or any Participating Employer be liable for any tax, interest charge or penalty that may be imposed on a participant or beneficiary as a result of a failure to comply with Section 409A.

(b)	Delay of Payments. The Committee may, in its discretion, delay the payment of all or a portion of a Participant’s Account in such circumstances as may be permitted under Code Section 409A.
13.02	RIGHT TO WITHHOLD TAXES.

The Participating Employers shall have the right to withhold such amounts from any payment under this Plan as it determines necessary to fulfill any federal, state, or local wage or compensation withholding requirements.

13.03	NO GUARANTEE OF EMPLOYMENT.

Neither the Plan, nor any action taken under the Plan, shall confer upon any Participant any right to continuance of employment by the Company or any of its affiliated companies nor shall it interfere in any way with the right of the Company or any of its affiliated companies to terminate any Participant’s employment at any time.

13.04	UNCLAIMED BENEFIT.

Each Participant shall keep the Committee informed in writing of his or her current address and the current address of his or her beneficiary. The Committee shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Committee within three (3) years after the date on which payment of the Participant’s Account may first be made, payment may be made as though the Participant had died at the end of the three (3) year period. If, within one additional year after such three (3) year period has elapsed, or, within three years after the actual death of a Participant, the Committee is unable to locate any designated beneficiary of the Participant, then the Participating Employers shall have no further obligation to pay any benefit hereunder to such Participant or beneficiary or any other person and such benefit shall be irrevocably forfeited.

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

13.05	SUSPENSION OF PAYMENTS.

If any controversy, doubt or disagreement should arise as to the person to whom any distribution or payment should be made, the Committee, in its discretion, may, without any liability whatsoever, retain the funds involved or the sum in question pending settlement or resolution to the Committee’s satisfaction of the matter, or pending a final adjudication by a court of competent jurisdiction.

13.06	SEVERABILITY.

The provisions of the Plan are severable. If any provision of the Plan is deemed legally or factually invalid or unenforceable to any extent or in any application, then the remainder of the provision and the Plan, except to such extent or in such application, shall not be affected, and each and every provision of the Plan shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.

13.07	NO OTHER AGREEMENTS OR UNDERSTANDINGS.

This Plan represents the sole agreement between the Participating Employers and Participants concerning its subject matter, and it supersedes all prior agreements, arrangements, understandings, warranties, representations, and statements between or among the parties concerning its subject matter.

13.08	WRITTEN NOTICE.

Any notice which shall or be or may be given under the Plan or a Deferral Agreement shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Committee, such notice shall be addressed to 1000 South Second Street, Sunbury, Pennsylvania 17801, and marked for the attention of the Committee, or if notice to a Participant, addressed to the address shown on the Participant’s Deferral Agreement.

13.09	CHANGE OF ADDRESS.

Any Participant or the Committee may, from time to time, change the address to which notices shall be mailed by the other by giving written notice of a new address.

13.10	AMENDMENT AND TERMINATION.

The Company retains the sole and unilateral right to terminate, amend, modify, or supplement this Plan, in whole or in part at any time. This right includes the right to make retroactive amendments. However, no exercise of this right shall reduce the Account of any Participant or his or her Beneficiary.

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

13.11	NONTRANSFERABILITY.

Except insofar as prohibited by applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized by the Company. Neither the Participant, his or her spouse, or designated Beneficiary shall have any power to hypothecate, mortgage, commute, modify or otherwise encumber in advance of any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or maintenance, owed by the Participant or his or her Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Notwithstanding the foregoing, the Company shall pay benefits in accordance with a qualified domestic relations order as defined in the Employee Retirement Income Security Act of 1974, and benefits payable under the Plan may be applied by the Company to discharge obligations of the Participant, his or her Beneficiary or estate to the Company.

13.12	APPLICABLE LAW.

This Plan shall be governed by the laws of the United States, and to the extent permitted thereby by the laws of the Commonwealth of Pennsylvania.

13.13	TITLES.

Titles of the Articles of this Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of this Plan document.

13.14	CODE SECTION 409A TRANSITION RULES.

Notwithstanding anything in the Plan to the contrary, the following, to the extent permitted by the Committee and Code Section 409A, on or prior to December 31, 2008, a Participant may make a new election with respect to the form of payment of the Account in accordance with the following rules:

(a)

An election to change the form of payment of payment made on or after January 1, 2005 and on or before December 31, 2005 may apply only to amounts that would not otherwise be payable in 2005 and may not cause an amount to be paid in 2005 that would not otherwise be payable in 2005;

(b)

An election to change the form of payment of payment made on or after January 1, 2006 and on or before December 31, 2006 may apply only to amounts that would not otherwise be payable in 2006 and may not cause an amount to be paid in 2006 that would not otherwise be payable in 2006;

(c)

An election to change the form of payment of payment made on or after January 1, 2007 and on or before December 31, 2007 may apply only to amounts that would not otherwise be payable in 2007 and may not cause an amount to be paid in 2007 that would not otherwise be payable in 2007; and

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019

(d)

An election to change the form of payment of payment made on or after January 1, 2008 and on or before December 31, 2008 may apply only to amounts that would not otherwise be payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be payable in 2008.

Weis Markets, Inc.

Supplemental Executive Retirement Plan

As amended and restated effective 12/09/2019